Exhibit 32.1

Certification pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Moog Inc. (the “Company”) hereby certify that:

The Company’s Quarterly Report on Form 10-Q for the quarter ended July 1, 2006 fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934 and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  August 10, 2006

/s/ Robert T. Brady

Robert T. Brady

Chief Executive Officer

(Principal Executive Officer)

/s/ Robert R. Banta

Robert R. Banta

Chief Financial Officer

(Principal Financial Officer)

This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section.  This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent specifically incorporated by the Company into such filing.